Exhibit 16.1
                                  ------------



Securities and Exchange Commission
Washington, D.C.  20549


     Re: JNS Marketing, Inc.


     We have read Item 4 of Form 8-K dated April 9, 1999, and do not disagree with it, except for Item 4(1), of which we have no knowledge.







                                                   Levine Hughes & Mithuen, Inc.
                                                             Englewood, Colorado
                                                                   April 9, 1998